Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
TSB Financial Corporation and Subsidiary:
     We consent to the incorporation by reference in Registration Statement on Form S-8 of TSB Financial Corporation with respect to The Scottish Bank 1999 Stock Option Plan for Directors of our report dated March 16, 2006 relating to the consolidated financial statements of The Scottish Bank, appearing in the Annual Report on Form 10-KSB of The Scottish Bank for the year ended December 31, 2005.
/s/ Dixon Hughes, PLLC
Charlotte, North Carolina
September 14, 2006